National General Holdings Corp. Reports Second Quarter 2016 Results

NEW YORK, August 1, 2016 (GLOBE NEWSWIRE) - National General Holdings Corp. (NASDAQ:NGHC) today reported second quarter 2016 net income of $44.3 million or $0.41 per diluted share, compared to $33.8 million or $0.35 per diluted share in the second quarter of 2015. Second quarter 2016 operating earnings(1) was $46.4 million or $0.43 per diluted share, compared to $36.1 million or $0.38 per diluted share in the second quarter of 2015.

Second Quarter 2016 Highlights Versus Second Quarter 2015*

•
Net written premium grew $249.7 million or 55.7% to $698.3 million, driven by added premiums from the acquisition of Century-National which closed on June 1, 2016, the National General Lender Services (formerly QBE Lender-Placed Insurance) and Assurant Health transactions which both closed on October 1, 2015, the addition of Assigned Risk Solutions (ARS) premium volume which is now written on National General paper, underlying organic growth within our P&C business, and continued expansion of our A&H segment.

•
The overall combined ratio(10, 14) was 94.0% compared to 91.5% in the prior year's quarter, excluding non-cash amortization of intangible assets. The P&C segment reported an increase in combined ratio to 94.2% from 91.6% in the prior year’s quarter, while the A&H segment reported a combined ratio of 92.9% compared to 89.9% in the prior year’s quarter.

•
Total revenues grew by $274.9 million or 51.9% to $804.6 million, driven by the aforementioned premium growth, service and fee income growth of $32.3 million or 47.9%, and net investment income growth of $11.2 million or 69.4%, partially offset by a $3.3 million decline in ceding commission income.

•
Shareholders' equity was $1.68 billion and fully diluted book value per share was $13.45 at June 30, 2016, growth of 30.0% and 21.1%, respectively, from June 30, 2015. Annualized operating return on average equity (ROE)(15) was 13.2% and 14.6% for the second quarter of 2016 and the six months ended June 30, 2016, respectively.

•
Second quarter 2016 operating earnings exclude the following items, net of tax: $2.8 million or $0.03 per share of realized investment gains, $0.3 million or less than $0.01 per share of foreign exchange loss, $0.1 million or less than $0.01 per share of equity in earnings of unconsolidated subsidiaries (other than LSC Entities and Real Estate investments), and $4.7 million or $0.04 per share of non-cash amortization of intangible assets.

•	Second quarter 2016 operating earnings include approximately $18.4 million or $0.11 per share of losses related to hail storms that occurred in San Antonio and Dallas, Texas in April 2016.

Barry Karfunkel, National General's President and CEO, stated: "Our second quarter results reflect the strength of our business model and the progress we have made developing National General’s diversified capabilities. We continued to produce significant top line growth and strong underwriting profitability. From a development standpoint a number of exciting events happened in the quarter. We closed on the Century-National acquisition which expands our preferred home and auto premium on the west coast and announced the acquisition of Direct General Insurance which, upon closing, will add a direct marketing distribution channel to our core non-standard auto business."

*NOTE: Unless specified otherwise, discussion of our second quarter 2016 and 2015 results do not include financial results from the Reciprocal Exchanges, which are presented within our consolidated financial results within this release but are not included in net income available to NGHC common stockholders. Attorney-in-Fact management fees referenced within this release are eliminated in consolidated financial results.

Overview of Second Quarter 2016 as Compared to Second Quarter 2015

Gross written premium grew 55.1% to $774.0 million, net written premium grew 55.7% to $698.3 million, and net earned premium grew 51.6% to $676.9 million. Premium growth was driven by several key factors: underlying organic growth within our P&C business, continued expansion of our A&H segment, additional premiums from the acquisition of Century-National which closed on June 1, 2016, the National General Lender Services (formerly QBE Lender-Placed Insurance) and Assurant Health transactions which both closed on October 1, 2015, and added premium volume from Assigned Risk Solutions (ARS), which we began writing on National General paper in the first quarter of 2016.

Ceding commission income was a loss of $3.2 million reflecting a sliding scale adjustment related to third-party quota share which was terminated in 2013. Service and fee income grew 47.9% to $99.6 million, driven by added service and fee income from our recently completed transactions, primarily National General Lender Services and Assurant Health, and underlying growth within our A&H segment.

Excluding non-cash amortization of intangible assets, the combined ratio was 94.0% with a loss ratio of 67.2% and an expense ratio(10, 13) of 26.8%, compared to a prior year combined ratio of 91.5% with a loss ratio of 60.8% and an expense ratio of 30.7%.

Underwriting results detailed by each of our business segments are as follows:

•
Property & Casualty - Gross written premium grew by 44.5% to $671.2 million, net written premium grew by 43.8% to $607.9 million, and net earned premium grew by 40.1% to $575.0 million. P&C premium growth was driven by several key factors: underlying organic growth of approximately 8.6%, the addition of $17.8 million of net written premium from the Century-National acquisition, the addition of $105.4 million of net written premium from the National General Lender Services transaction, and the addition of $25.7 million of net written premium from ARS, which we began writing on National General paper during the first quarter. Ceding commission income was a loss of $3.6 million compared to $0.2 million of loss in the prior year's quarter, with the current quarter reflecting a sliding scale adjustment related to our terminated third-party quota share. Service and fee income grew 22.4% to $60.8 million, driven by increased premium volume in the quarter, the addition of service and fee income from acquisitions completed during the past year (including ARS and National General Lender Services), and $10.8 million of fees earned by the Attorneys-in-Fact that manage the Reciprocal Exchanges, compared to $10.7 million in the prior year’s quarter. Excluding non-cash amortization of intangible assets, the combined ratio was 94.2% with a loss ratio of 65.4% and an expense ratio of 28.8%, versus a prior year combined ratio of 91.6% with a loss ratio of 59.8% and an expense ratio of 31.8%. The loss ratio was impacted by losses of approximately $18.4 million related to hail storms that occurred in San Antonio and Dallas, Texas in April 2016.

•
Accident & Health - Gross written premium grew to $102.9 million, net written premium grew to $90.4 million, and net earned premium grew to $101.9 million, from $34.5 million, $25.8 million, and $36.3 million, respectively, in the prior year's quarter. A&H premium growth was driven by the addition of $47.3 million of net written premium from the Assurant Health transaction, as well as continued growth from both our domestic and international businesses, with $30.0 million in net written premium at our U.S. underwriting subsidiaries compared to $15.9 million in the prior year’s quarter, and $13.0 million of premium from EuroAccident (our Swedish group life and health MGA) compared to $10.0 million in the prior year’s quarter. Service and fee income grew to $38.9 million from $17.7 million in the prior year’s quarter, driven by the addition of service and fee income from the Assurant Health transaction and strong growth at VelaPoint. Excluding non-cash amortization of intangible assets, the combined ratio was 92.9% with a loss ratio of 77.3% and an expense ratio of 15.6%, versus a prior year combined ratio of 89.9% with a loss ratio of 72.0% and an expense ratio of 17.9%. The increased loss ratio reflects a higher level of losses within our legacy small group self-funded product, as well as a higher proportion of this product following the closing of the Assurant Health transaction, while the reduced expense ratio reflects the continued maturation of the A&H business coupled with increased service and fee income.

•
Reciprocal Exchanges - Results for the Reciprocal Exchanges are not included in net income available to NGHC common stockholders. Gross written premium was $77.2 million, net written premium was $39.1 million, and net earned premium was $36.0 million. Reciprocal Exchanges combined ratio(10, 12) was 76.0% with a loss ratio of 49.2% and an expense ratio(10, 11) of 26.8%.

Investment income grew 69.4% to $27.4 million, reflecting an increase in the size of our investment portfolio as compared to the prior year’s quarter. Second quarter 2016 results included $4.2 million of net realized investment gains compared with a gain of $2.4 million in the second quarter of 2015. The second quarter of 2016 included no other than temporary impairment losses versus other than temporary impairment losses of $1.5 million in the prior year’s quarter. Total investments and cash equivalents were $3.3 billion as of June 30, 2016. Accumulated other comprehensive income (loss) increased to $44.7 million at June 30, 2016 from $(19.4) million at December 31, 2015.

Other revenue was a loss of $0.4 million in the second quarter of 2016 compared to a loss of $1.4 million in the prior year’s quarter, with the current quarter driven by foreign exchange loss from currency fluctuations within our European subsidiaries.

Interest expense was $8.9 million, up from $4.8 million in the prior year’s quarter due to an increased amount of debt on our balance sheet. Debt was $678.7 million at June 30, 2016, up from $250.3 million at June 30, 2015 as a result of our August 2015 issuance of $100.0 million of subordinated notes, our October 2015 issuance of $100.0 million of senior unsecured notes, our May 2016 borrowing of $50.0 million under our credit facility, and our June 2016 promissory note of $176.4 million for the acquisition of Century-National.

Equity in earnings of unconsolidated subsidiaries (predominantly our investment in Life Settlement Entities and Real Estate investments) was a $7.4 million gain in the second quarter of 2016 versus a $1.7 million gain in the prior year's quarter, reflecting fair value adjustments on life settlement contracts and income from our real estate investments.

The second quarter of 2016 provision for income taxes was $14.8 million and the effective tax rate for the quarter was 26.5%. Included in the second quarter of 2016 provision for income taxes was a $7.5 million benefit attributable to a reduction of the deferred tax liability associated with the equalization reserves of our Luxembourg Reinsurance Company (LRC) subsidiaries. As of June 30, 2016, the remaining DTL associated with our LRC subsidiaries was $4.5 million.

National General Holding Corp.'s shareholders' equity was $1,677.0 million at June 30, 2016, growth of 30.0% from $1,289.7 million at June 30, 2015. Fully diluted book value per share was $13.45 at June 30, 2016, growth of 21.1% from $11.11 at June 30, 2015. Annualized operating return on average equity (ROE) was 13.2% and 14.6% for the second quarter of 2016 and the six months ended June 30, 2016, respectively.

Additional Items

•
Issuance of Preferred Stock - On July 7, 2016, we closed an underwritten public offering of 8 million depositary shares (including the underwriters' over-allotment option), each representing a 1/40th interest in a share of 7.50% Non-Cumulative Preferred Stock, Series C at a public offering price of $25 per depositary share, for gross proceeds of $200.0 million. Total net proceeds of the offering were $193.5 million, after deducting the underwriting discount and offering expenses.

•
Direct General Acquisition - On June 24, 2016, we agreed to acquire Elara Holdings, Inc., the parent company of Direct General Corporation, a Tennessee based P&C insurance company that predominantly writes non-standard auto business in the Southeastern United States. The estimated purchase price for the transaction is approximately $165.0 million, subject to customary post-closing adjustments. The transaction is expected to close in the fourth quarter of 2016, subject to customary closing conditions and regulatory approvals.

•
Century-National Insurance Company Acquisition - On June 1, 2016, we closed the acquisition of Century-National Insurance Company, a California based property and casualty underwriter and Western General Agency, Inc. The purchase price for the transaction was approximately $318.0 million, subject to an adjustment based on the final closing balance sheet. The purchase price equates to a $50.0 million premium to tangible book value, and includes an upfront cash payment of approximately $141.6 million with the remaining balance of $176.4 million payable over a period of two years pursuant to a promissory note.

Conference Call

On Tuesday, August 2, 2016 at 11:00 AM ET, President and Chief Executive Officer Barry Karfunkel and Chief Financial Officer Mike Weiner will review results and discuss business conditions via a conference call that may be accessed as follows:

Toll-Free U.S. Dial-in:         888-267-2860
International Dial-in:         973-413-6102
Conference Entry Code:     337409
Webcast Registration:         http://ir.nationalgeneral.com/events.cfm

A replay of the conference call will be accessible from 2:00 PM ET on Tuesday, August 2, 2016 to 11:59 PM ET on Tuesday, August 16, 2016 by dialing either 800-332-6854 (toll-free) within the U.S. or 973-528-0005 outside the U.S. and entering passcode 337409. In addition, a replay of the webcast can also be retrieved at
http://ir.nationalgeneral.com/events.cfm.

About National General Holdings Corp.

National General Holdings Corp., headquartered in New York City, is a specialty personal lines insurance holding company. National General traces its roots to 1939, has a financial strength rating of A- (excellent) from A.M. Best, and provides personal and commercial automobile, homeowners, umbrella, recreational vehicle, motorcycle, supplemental health, and other niche insurance products.

Forward Looking Statements

This news release contains "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements can generally be identified by the use of forward-looking terminology, such as "may," "will," "plan," "expect," "project," "intend," "estimate," "anticipate" and "believe" or their variations or similar terminology. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, non-receipt of expected payments from insureds or reinsurers, changes in interest rates, a downgrade in the financial strength ratings of our insurance subsidiaries, the effect of the performance of financial markets on our investment portfolio, our ability to accurately underwrite and price our products and to maintain and establish accurate loss reserves, estimates of the fair value of life settlement contracts, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the cost and availability of reinsurance coverage, the effects of emerging claim and coverage issues, changes in the demand for our products, our degree of success in integrating acquired businesses, the effect of general economic conditions, state and federal legislation, regulations and regulatory investigations into industry practices, risks associated with conducting business outside the United States, developments relating to existing agreements, disruptions to our business relationships with AmTrust Financial Services, Inc., ACP Re Ltd., Maiden Holdings, Ltd., or third party agencies, breaches in data security or other disruptions involving our technology, heightened competition, changes in pricing environments, and changes in asset valuations. The forward-looking statements contained in this news release are made only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statement except as may be required by law. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in the Company's filings with the Securities and Exchange Commission.

Income Statement - Second Quarter
$ in thousands
(Unaudited)

	Three Months Ended June 30,
	2016				2015
	NGHC	Reciprocal Exchanges	Consolidated		NGHC	Reciprocal Exchanges	Consolidated
Revenues:
Gross written premium	$774,048	$77,170	$850,507	(A)	$498,952	$76,729	$575,681
Ceded premiums	(75,729)	(38,040)	(113,058)	(B)	(50,308)	(45,963)	(96,271)
Net written premium	698,319	39,130	737,449		448,644	30,766	479,410
Net earned premium	676,912	36,028	712,940		446,568	22,248	468,816

Ceding commission income/(loss)	(3,205)	14,909	11,704		46	9,924	9,970
Service and fee income	99,629	1,195	90,017	(C)	67,343	947	57,558	(J)
Net investment income	27,361	2,248	27,528	(D)	16,154	2,181	18,335
Net realized gain/(loss) on investments	4,241	141	4,382		2,402	(546)	1,856
Other than temporary impairment loss	—	—	—		(1,467)	—	(1,467)
Other revenue	(387)	—	(387)		(1,415)	—	(1,415)
Total revenues	$804,551	$54,521	$846,184	(E)	$529,631	$34,754	$553,653	(K)

Expenses:
Loss and loss adjustment expense	$454,622	$17,736	$472,358		$271,584	$15,245	$286,829
Acquisition costs and other underwriting expenses	108,387	493	108,874	(F)	88,912	7,611	96,502	(L)
General and administrative expenses	176,660	25,261	191,120	(G)	118,328	11,541	119,158	(M)
Interest expense	8,939	2,081	8,939	(H)	4,804	3,797	8,601
Total expenses	$748,608	$45,571	$781,291	(I)	$483,628	$38,194	$511,090	(N)

Income (loss) before provision/(benefit) for income taxes and equity in earnings of unconsolidated subsidiaries	$55,943	$8,950	$64,893		$46,003	$(3,440)	$42,563
Provision/(benefit) for income taxes	14,825	(274)	14,551		9,110	(1,219)	7,891
Income (loss) before equity in earnings of unconsolidated subsidiaries	41,118	9,224	50,342		36,893	(2,221)	34,672
Equity in earnings of unconsolidated subsidiaries	7,356	—	7,356		1,654	—	1,654
Net income (loss) before non-controlling interest and dividends on preferred shares	48,474	9,224	57,698		38,547	(2,221)	36,326
Less: net income (loss) attributable to non-controlling interest	4	9,224	9,228		20	(2,221)	(2,201)
Net income before dividends on preferred shares	48,470	—	48,470		38,527	—	38,527
Less: dividends on preferred shares	4,125	—	4,125		4,744	—	4,744
Net income available to common stockholders	$44,345	$—	$44,345		$33,783	$—	$33,783

NOTE: Consolidated column includes eliminations as follows: (A) $(711), (B) $711, (C) $(10,807), (D) $(2,081), (E) $(12,888), (F) $(6), (G) $(10,801), (H) $(2,081), (I) $(12,888), (J) $(10,732), (K) $(10,732), (L) $(21), (M) $(10,711), and (N) $(10,732).

Income Statement - Year to Date
$ in thousands
(Unaudited)

	Six Months Ended June 30,
	2016				2015
	NGHC	Reciprocal Exchanges	Consolidated (1)		NGHC	Reciprocal Exchanges	Consolidated
Revenues:
Gross written premium	$1,590,242	$77,170	$1,666,701	(A)	$1,084,760	$137,966	$1,219,136	(J)
Ceded premiums	(147,336)	(38,040)	(184,665)	(B)	(124,728)	(88,563)	(209,701)	(K)
Net written premium	1,442,906	39,130	1,482,036		960,032	49,403	1,009,435
Net earned premium	1,331,832	36,028	1,367,860		883,837	64,144	947,981

Ceding commission income/(loss)	(5,100)	14,909	9,809		1,099	13,951	15,050
Service and fee income	196,573	1,195	186,961	(C)	129,996	1,742	112,428	(L)
Net investment income	49,031	2,248	49,198	(D)	30,263	4,220	34,483
Net realized gain on investments	7,858	141	7,999		3,912	147	4,059
Other than temporary impairment loss	—	—	—		(2,483)	—	(2,483)
Other revenue	314	—	314		(170)	—	(170)
Total revenues	$1,580,508	$54,521	$1,622,141	(E)	$1,046,454	$84,204	$1,111,348	(M)

Expenses:
Loss and loss adjustment expense	$863,672	$17,736	$881,408		$550,266	$43,249	$593,515
Acquisition costs and other underwriting expenses	221,286	493	221,773	(F)	175,541	10,872	186,387	(N)
General and administrative expenses	353,287	25,261	367,747	(G)	218,204	25,925	224,845	(O)
Interest expense	18,080	2,081	18,080	(H)	10,187	7,494	17,681
Total expenses	$1,456,325	$45,571	$1,489,008	(I)	$954,198	$87,540	$1,022,428	(P)

Income (loss) before provision/(benefit) for income taxes and equity in earnings of unconsolidated subsidiaries	$124,183	$8,950	$133,133		$92,256	$(3,336)	$88,920
Provision/(benefit) for income taxes	32,908	(274)	32,634		17,529	(1,251)	16,278
Income (loss) before equity in earnings of unconsolidated subsidiaries	91,275	9,224	100,499		74,727	(2,085)	72,642
Equity in earnings of unconsolidated subsidiaries	14,038	—	14,038		6,612	—	6,612
Net income (loss) before non-controlling interest and dividends on preferred shares	105,313	9,224	114,537		81,339	(2,085)	79,254
Less: net income (loss) attributable to non-controlling interest	16	9,224	9,240		44	(2,085)	(2,041)
Net income before dividends on preferred shares	105,297	—	105,297		81,295	—	81,295
Less: dividends on preferred shares	8,250	—	8,250		5,775	—	5,775
Net income available to common stockholders	$97,047	$—	$97,047		$75,520	$—	$75,520

NOTES: Consolidated column includes eliminations as follows: (A) $(711), (B) $711, (C) $(10,807), (D) $(2,081), (E) $(12,888), (F) $(6), (G) $(10,801), (H) $(2,081), (I) $(12,888), (J) $(3,590), (K) $3,590, (L) $(19,310), (M) $(19,310), (N) $(26), (O) $(19,284), and (P) $(19,310).

(1) Consolidated column for the six months ended June 30, 2016 excludes Reciprocal Exchanges' operating results from January 1, 2016 to March 31, 2016.

Earnings and Per Share Data
$ in thousands, except shares and per share data
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income available to common stockholders	$44,345	$33,783	$97,047	$75,520
Basic net income per common share	$0.42	$0.36	$0.92	$0.81
Diluted net income per common share	$0.41	$0.35	$0.90	$0.79

Operating earnings attributable to NGHC(1)	$46,416	$36,134	$100,150	$79,148
Basic operating earnings per common share(1)	$0.44	$0.39	$0.95	$0.85
Diluted operating earnings per common share(1)	$0.43	$0.38	$0.93	$0.82

Dividends declared per common share	$0.03	$0.02	$0.06	$0.04

Weighted average number of basic shares outstanding	105,803,802	93,597,448	105,700,682	93,527,977
Weighted average number of diluted shares outstanding	108,197,897	96,181,037	107,987,406	96,005,397
Shares outstanding, end of period	105,932,281	93,713,986	105,932,281	93,713,986
Fully diluted shares outstanding, end of period	108,326,376	96,297,575	108,219,006	96,191,405

Book value per share	$13.75	$11.41	$13.75	$11.41
Fully diluted book value per share	$13.45	$11.11	$13.46	$11.12

Reconciliation of Net Income to Operating Earnings (Non-GAAP)
$ in thousands, except per share data
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Net income available to common stockholders	$44,345	$33,783	$97,047	$75,520
Add (subtract) net of tax:
Net realized gain on investments	(2,757)	(1,561)	(5,108)	(2,543)
Other than temporary impairment losses	—	954	—	1,614
Foreign exchange (gain)/loss	252	1,062	(151)	783
Equity in (earnings)/losses of unconsolidated subsidiaries (other than LSC Entities and Real Estate investments)	(96)	(24)	8	80
Non-cash amortization of intangible assets	4,672	1,920	8,354	3,694
Non-cash impairment of goodwill	—	—	—	—
Operating earnings attributable to NGHC (1)	$46,416	$36,134	$100,150	$79,148

Operating earnings per common share:
Basic operating earnings per common share	$0.44	$0.39	$0.95	$0.85
Diluted operating earnings per common share	$0.43	$0.38	$0.93	$0.82

Balance Sheets
$ in thousands

	June 30, 2016 (unaudited)				December 31, 2015 (audited)
ASSETS	NGHC	Reciprocal Exchanges	Consolidated		NGHC	Reciprocal Exchanges	Consolidated
Total investments	$3,080,116	$290,569	$3,281,749	(A)	$2,425,168	$242,542	$2,667,710
Cash and cash equivalents	258,704	12,990	271,694		273,884	8,393	282,277
Premiums and other receivables, net (2)	835,683	58,402	893,373	(B)	702,439	56,194	758,633
Reinsurance recoverable on unpaid losses (3)	813,942	39,617	853,559		794,091	39,085	833,176
Intangible assets, net	358,267	25,433	383,700		344,073	4,825	348,898
Goodwill	208,971	—	208,971		112,414	—	112,414
Other	545,453	82,118	619,895	(C)	459,619	100,665	560,284
Total assets	$6,101,136	$509,129	$6,512,941	(D)	$5,111,688	$451,704	$5,563,392
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Unpaid loss and loss adjustment expense reserves	$1,833,221	$133,531	$1,966,752		$1,623,232	$132,392	$1,755,624
Unearned premiums	1,276,637	148,502	1,425,139		1,046,313	146,186	1,192,499
Reinsurance payable (4)	70,033	22,640	91,961	(E)	54,815	14,357	69,172
Accounts payable and accrued expenses (5)	274,784	6,541	279,281	(F)	265,057	19,845	284,902
Debt (6)	678,715	88,936	678,715	(G)	446,061	45,476	491,537
Other	290,768	78,391	363,527	(H)	162,189	70,829	233,018
Total liabilities	$4,424,158	$478,541	$4,805,375	(I)	$3,597,667	$429,085	4,026,752
Stockholders’ equity:
Common stock (7)	$1,059	$—	$1,059		$1,056	$—	$1,056
Preferred stock (8)	220,000	—	220,000		220,000	—	220,000
Additional paid-in capital	908,276	—	908,276		900,114	—	900,114
Accumulated other comprehensive income (loss)	44,724	—	44,724		(19,414)	—	(19,414)
Retained earnings	502,741	—	502,741		412,044	—	412,044
Total National General Holdings Corp. stockholders' equity	1,676,800	—	1,676,800		1,513,800	—	1,513,800
Non-controlling interest	178	30,588	30,766		221	22,619	22,840
Total stockholders’ equity	$1,676,978	$30,588	$1,707,566		$1,514,021	$22,619	$1,536,640
Total liabilities and stockholders’ equity	$6,101,136	$509,129	$6,512,941	(J)	$5,111,688	$451,704	$5,563,392

NOTE: Consolidated column includes eliminations as follows: (A) $(88,936), (B) $(712), (C) $(7,676), (D) $(97,324), (E) $(712), (F) $(2,044), (G) $(88,936), (H) $(5,632), (I) $(97,324), and (J) $(97,324).

Segment Information - Second Quarter
$ in thousands
(Unaudited)

	Three Months Ended June 30,
	2016				2015
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
Gross written premium	$671,157	$102,891	$774,048	$77,170	$464,494	$34,458	$498,952	$76,729
Net written premium	607,942	90,377	698,319	39,130	422,838	25,806	448,644	30,766
Net earned premium	575,002	101,910	676,912	36,028	410,301	36,267	446,568	22,248

Ceding commission income/(loss)	(3,564)	359	(3,205)	14,909	(225)	271	46	9,924
Service and fee income	60,773	38,856	99,629	1,195	49,671	17,672	67,343	947
Total underwriting revenue	$632,211	$141,125	$773,336	$52,132	$459,747	$54,210	$513,957	$33,119

Loss and loss adjustment expense	375,893	78,729	454,622	17,736	245,454	26,130	271,584	15,245
Acquisition costs and other	81,291	27,096	108,387	493	77,293	11,619	88,912	7,611
General and administrative	147,113	29,547	176,660	25,261	104,297	14,031	118,328	11,541
Total underwriting expenses	$604,297	$135,372	$739,669	$43,490	$427,044	$51,780	$478,824	$34,397

Underwriting income/(loss)	27,914	5,753	33,667	8,642	32,703	2,430	35,133	(1,278)
Non-cash impairment of goodwill	—	—	—	—	—	—	—	—
Non-cash amortization of intangible assets	5,628	1,560	7,188	6,726	1,733	1,221	2,954	1,615
Underwriting income before amortization and impairment	$33,542	$7,313	$40,855	$15,368	$34,436	$3,651	$38,087	$337

Underwriting ratios
Loss and loss adjustment expense ratio (9)	65.4%	77.3%	67.2%	49.2%	59.8%	72.0%	60.8%	68.5%
Operating expense ratio (Non-GAAP) (10,11)	29.8%	17.1%	27.9%	26.8%	32.2%	21.3%	31.3%	37.2%
Combined ratio (Non-GAAP) (10,12)	95.2%	94.4%	95.1%	76.0%	92.0%	93.3%	92.1%	105.7%

Underwriting ratios (before amortization and impairment)
Loss and loss adjustment expense ratio (9)	65.4%	77.3%	67.2%	49.2%	59.8%	72.0%	60.8%	68.5%
Operating expense ratio (Non-GAAP) (10,13)	28.8%	15.6%	26.8%	8.1%	31.8%	17.9%	30.7%	30.0%
Combined ratio before amortization and impairment (Non-GAAP) (10,14)	94.2%	92.9%	94.0%	57.3%	91.6%	89.9%	91.5%	98.5%

Segment Information - Year to Date
$ in thousands
(Unaudited)

	Six Months Ended June 30,
	2016				2015
	P&C	A&H	NGHC	Reciprocal Exchanges (1)	P&C	A&H	NGHC	Reciprocal Exchanges
Gross written premium	$1,332,494	$257,748	$1,590,242	$77,170	$974,945	$109,815	$1,084,760	$137,966
Net written premium	1,208,716	234,190	1,442,906	39,130	867,098	92,934	960,032	49,403
Net earned premium	1,129,050	202,782	1,331,832	36,028	816,395	67,442	883,837	64,144

Ceding commission income/(loss)	(5,828)	728	(5,100)	14,909	546	553	1,099	13,951
Service and fee income	124,261	72,312	196,573	1,195	94,905	35,091	129,996	1,742
Total underwriting revenue	$1,247,483	$275,822	$1,523,305	$52,132	$911,846	$103,086	$1,014,932	$79,837

Loss and loss adjustment expense	708,552	155,120	863,672	17,736	504,033	46,233	550,266	43,249
Acquisition costs and other	172,950	48,336	221,286	493	152,630	22,911	175,541	10,872
General and administrative	291,807	61,480	353,287	25,261	190,026	28,178	218,204	25,925
Total underwriting expenses	$1,173,309	$264,936	$1,438,245	$43,490	$846,689	$97,322	$944,011	$80,046

Underwriting income/(loss)	74,174	10,886	85,060	8,642	65,157	5,764	70,921	(209)
Non-cash impairment of goodwill	—	—	—	—	—	—	—	—
Non-cash amortization of intangible assets	9,475	3,377	12,852	6,726	3,752	1,931	5,683	3,866
Underwriting income before amortization and impairment	$83,649	$14,263	$97,912	$15,368	$68,909	$7,695	$76,604	$3,657

Underwriting ratios
Loss and loss adjustment expense ratio (9)	62.8%	76.5%	64.8%	49.2%	61.7%	68.6%	62.3%	67.4%
Operating expense ratio (Non-GAAP) (10,11)	30.7%	18.1%	28.8%	26.8%	30.3%	22.9%	29.7%	32.9%
Combined ratio (Non-GAAP) (10,12)	93.5%	94.6%	93.6%	76.0%	92.0%	91.5%	92.0%	100.3%

Underwriting ratios (before amortization and impairment)
Loss and loss adjustment expense ratio (9)	62.8%	76.5%	64.8%	49.2%	61.7%	68.6%	62.3%	67.4%
Operating expense ratio (Non-GAAP) (10,13)	29.8%	16.5%	27.8%	8.1%	29.8%	20.0%	29.1%	26.9%
Combined ratio before amortization and impairment (Non-GAAP) (10,14)	92.6%	93.0%	92.6%	57.3%	91.5%	88.6%	91.4%	94.3%

NOTE: (1) Reciprocal Exchanges' column for the six months ended June 30, 2016 excludes its operating results from January 1, 2016 to March 31, 2016.

Reconciliation of Operating Expense Ratio (Non-GAAP)
$ in thousands
(Unaudited)

	Three Months Ended June 30,
	2016				2015
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
Total underwriting expenses	$604,297	$135,372	$739,669	$43,490	$427,044	$51,780	$478,824	$34,397
Less: Loss and loss adjustment expense	375,893	78,729	454,622	17,736	245,454	26,130	271,584	15,245
Less: Ceding commission income/(loss)	(3,564)	359	(3,205)	14,909	(225)	271	46	9,924
Less: Service and fee income	60,773	38,856	99,629	1,195	49,671	17,672	67,343	947
Operating expense	171,195	17,428	188,623	9,650	132,144	7,707	139,851	8,281
Net earned premium	$575,002	$101,910	$676,912	$36,028	$410,301	$36,267	$446,568	$22,248
Operating expense ratio (Non-GAAP)	29.8%	17.1%	27.9%	26.8%	32.2%	21.3%	31.3%	37.2%

Total underwriting expenses	$604,297	$135,372	$739,669	$43,490	$427,044	$51,780	$478,824	$34,397
Less: Loss and loss adjustment expense	375,893	78,729	454,622	17,736	245,454	26,130	271,584	15,245
Less: Ceding commission income/(loss)	(3,564)	359	(3,205)	14,909	(225)	271	46	9,924
Less: Service and fee income	60,773	38,856	99,629	1,195	49,671	17,672	67,343	947
Less: Non-cash impairment of goodwill	—	—	—	—	—	—	—	—
Less: Non-cash amortization of intangible assets	5,628	1,560	7,188	6,726	1,733	1,221	2,954	1,615
Operating expense before amortization and impairment	165,567	15,868	181,435	2,924	130,411	6,486	136,897	6,666
Net earned premium	$575,002	$101,910	$676,912	$36,028	$410,301	$36,267	446,568	22,248
Operating expense ratio before amortization and impairment (Non-GAAP)	28.8%	15.6%	26.8%	8.1%	31.8%	17.9%	30.7%	30.0%

Reconciliation of Operating Expense Ratio (Non-GAAP)
$ in thousands
(Unaudited)

	Six Months Ended June 30,
	2016				2015
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
Total underwriting expenses	$1,173,309	$264,936	$1,438,245	$43,490	$846,689	$97,322	$944,011	$80,046
Less: Loss and loss adjustment expense	708,552	155,120	863,672	17,736	504,033	46,233	550,266	43,249
Less: Ceding commission income/(loss)	(5,828)	728	(5,100)	14,909	546	553	1,099	13,951
Less: Service and fee income	124,261	72,312	196,573	1,195	94,905	35,091	129,996	1,742
Operating expense	346,324	36,776	383,100	9,650	247,205	15,445	262,650	21,104
Net earned premium	$1,129,050	$202,782	$1,331,832	$36,028	$816,395	$67,442	$883,837	$64,144
Operating expense ratio (Non-GAAP)	30.7%	18.1%	28.8%	26.8%	30.3%	22.9%	29.7%	32.9%

Total underwriting expenses	$1,173,309	$264,936	$1,438,245	$43,490	$846,689	$97,322	$944,011	$80,046
Less: Loss and loss adjustment expense	708,552	155,120	863,672	17,736	504,033	46,233	550,266	43,249
Less: Ceding commission income/(loss)	(5,828)	728	(5,100)	14,909	546	553	1,099	13,951
Less: Service and fee income	124,261	72,312	196,573	1,195	94,905	35,091	129,996	1,742
Less: Non-cash impairment of goodwill	—	—	—	—	—	—	—	—
Less: Non-cash amortization of intangible assets	9,475	3,377	12,852	6,726	3,752	1,931	5,683	3,866
Operating expense before amortization and impairment	336,849	33,399	370,248	2,924	243,453	13,514	256,967	17,238
Net earned premium	$1,129,050	$202,782	$1,331,832	$36,028	$816,395	$67,442	$883,837	$64,144
Operating expense ratio before amortization and impairment (Non-GAAP)	29.8%	16.5%	27.8%	8.1%	29.8%	20.0%	29.1%	26.9%

Premiums by Business Line
$ in thousands
(Unaudited)

	Three Months Ended June 30,
	Gross Written Premium			Net Written Premium			Net Earned Premium
	2016	2015	Change	2016	2015	Change	2016	2015	Change
Property & Casualty
Personal Auto	$338,095	$289,264	16.9%	$297,281	$252,406	17.8%	$290,829	$267,112	8.9%
Homeowners	100,717	74,438	35.3%	90,559	75,456	20.0%	81,556	63,227	29.0%
RV/Packaged	46,693	43,096	8.3%	46,421	42,774	8.5%	39,015	37,576	3.8%
Commercial Auto	68,366	50,482	35.4%	62,948	46,258	36.1%	51,470	37,429	37.5%
Lender-placed insurance	108,190	—	NA	105,385	—	NA	108,519	—	NA
Other	9,096	7,214	26.1%	5,348	5,944	(10.0)%	3,613	4,957	(27.1)%
Property & Casualty	671,157	464,494	44.5%	607,942	422,838	43.8%	575,002	410,301	40.1%

Accident & Health	102,891	34,458	198.6%	90,377	25,806	250.2%	101,910	36,267	181.0%
Total National General	774,048	498,952	55.1%	698,319	448,644	55.7%	676,912	446,568	51.6%

Reciprocal Exchanges
Personal Auto	23,121	25,773	(10.3)%	13,453	25,696	(47.6)%	12,980	23,541	(44.9)%
Homeowners	51,636	48,752	NA	23,535	2,585	NA	19,604	(2,668)	NA
Other	2,413	2,204	9.5%	2,142	2,485	(13.8)%	3,444	1,375	150.5%
Reciprocal Exchanges	77,170	76,729	0.6%	39,130	30,766	27.2%	36,028	22,248	61.9%

Consolidated Total	850,507	575,681	47.7%	737,449	479,410	53.8%	712,940	468,816	52.1%

NOTE: Consolidated Total includes eliminations of $(711) and $0 within 2016 and 2015 Gross Written Premium, respectively.

	Six Months Ended June 30,
	Gross Written Premium			Net Written Premium			Net Earned Premium
	2016	2015	Change	2016	2015	Change	2016	2015	Change
Property & Casualty
Personal Auto	$723,293	$628,598	15.1%	$632,607	$547,649	15.5%	$562,826	$534,643	5.3%
Homeowners	171,018	162,262	5.4%	156,435	145,846	7.3%	155,995	127,350	22.5%
RV/Packaged	86,296	80,646	7.0%	85,877	79,668	7.8%	76,534	73,552	4.1%
Commercial Auto	118,517	91,828	29.1%	107,941	84,251	28.1%	95,314	72,051	32.3%
Lender-placed insurance	220,187	—	NA	217,382	—	NA	231,325	—	NA
Other	13,183	11,611	13.5%	8,474	9,684	(12.5)%	7,056	8,799	(19.8)%
Property & Casualty	1,332,494	974,945	36.7%	1,208,716	867,098	39.4%	1,129,050	816,395	38.3%

Accident & Health	257,748	109,815	134.7%	234,190	92,934	152.0%	202,782	67,442	200.7%
Total National General	1,590,242	1,084,760	46.6%	1,442,906	960,032	50.3%	1,331,832	883,837	50.7%

Reciprocal Exchanges
Personal Auto	23,121	43,464	NA	13,453	42,302	NA	12,980	46,471	NA
Homeowners	51,636	90,365	NA	23,535	2,549	NA	19,604	15,048	NA
Other	2,413	4,137	NA	2,142	4,552	NA	3,444	2,625	NA
Reciprocal Exchanges (1)	77,170	137,966	NA	39,130	49,403	NA	36,028	64,144	NA

Consolidated Total	1,666,701	1,219,136	36.7%	1,482,036	1,009,435	46.8%	1,367,860	947,981	44.3%

NOTES: Consolidated Total includes eliminations of $(711) and $(3,590) within 2016 and 2015 Gross Written Premium, respectively.

(1) Reciprocal Exchanges for the six months ended June 30, 2016 excludes its operating results from January 1, 2016 to March 31, 2016.

Additional Disclosures

(1) References to operating earnings and basic and diluted operating EPS are non-GAAP financial measures defined by the Company as net income and basic earnings per share excluding after-tax net realized investment gain or loss on securities, other than temporary impairment losses, foreign exchange gain or loss, equity in earnings or losses of unconsolidated subsidiaries (other than LSC Entities and Real Estate investment gains or losses), non-cash amortization of intangible assets, and non-cash impairment of goodwill. The Company believes operating earnings and basic and diluted operating EPS are more relevant measures of the Company’s profitability because operating earnings and basic and diluted operating EPS contain the components of net income upon which the Company’s management has the most influence and excludes factors outside management’s direct control and non-recurring items. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.
(2) Premiums and other receivables, net (NGHC) includes $32,362 and $62,306 from related parties at June 30, 2016 and December 31, 2015, respectively.
(3) Reinsurance recoverable on unpaid losses (NGHC) includes $33,746 and $42,774 from related parties at June 30, 2016 and December 31, 2015, respectively.
(4) Reinsurance payable (NGHC) includes $31,511 and $31,923 due to related parties at June 30, 2016 and December 31, 2015, respectively.
(5) Accounts payable and accrued expenses (NGHC) includes $27,930 and $51,755 to related parties at June 30, 2016 and December 31, 2015, respectively.
(6) Debt includes $0 and $45,476 owed to related party at June 30, 2016 and December 31, 2015, respectively.
(7) Common stock: $0.01 par value - authorized 150,000,000 shares, issued and outstanding 105,932,281 shares - June 30, 2016; authorized 150,000,000 shares, issued and outstanding 105,554,331 shares - December 31, 2015.
(8) Preferred stock: $0.01 par value - authorized 10,000,000 shares, issued and outstanding 2,365,000 shares - June 30, 2016; authorized 10,000,000 shares, issued and outstanding 2,365,000 shares - December 31, 2015.
(9) Loss and loss adjustment expense ratio is calculated by dividing loss and loss adjustment expenses by net earned premium.
(10) Operating expense ratio and combined ratio are considered non-GAAP financial measures under applicable SEC rules because a component of those ratios, operating expense, is calculated by offsetting acquisition and other underwriting costs and general and administrative expense by ceding commission income and service and fee income. Management uses operating expense ratio (non-GAAP) and combined ratio (non-GAAP) to evaluate financial performance against historical results and establish targets on a consolidated basis. The Company believes this presentation enhances the understanding of our results by eliminating what we believe are volatile and unusual events and presenting the ratios with what we believe are the underlying run rates of the business. Other companies may calculate these measures differently, and, therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.
(11) Operating expense ratio is a non-GAAP measure defined by the Company, that is commonly used in the insurance industry. The Company calculates the ratio by dividing operating expense by net earned premium. Operating expense consists of the sum of acquisition and other underwriting costs and general and administrative expense less ceding commission income and service and fee income. The ratio is used as an indicator of the Company's efficiency in acquiring and servicing its business. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.
(12) Combined ratio is a non-GAAP measure defined by the Company, that is commonly used in the insurance industry. The Company calculates the ratio by adding the loss and loss adjustment expense ratio and the operating expense ratio (non-GAAP) together. The ratio is used as an indicator of the Company's underwriting discipline, efficiency in acquiring and servicing its business, and overall underwriting profit. A combined ratio under 100% generally indicates an underwriting profit, while over 100% an underwriting loss. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.

(13) Operating expense ratio before amortization and impairment is a non-GAAP measure defined by the Company, that is commonly used in the insurance industry. The Company calculates the ratio by dividing the operating expense before amortization and impairment by net earned premium. Operating expense before amortization and impairment consists of the sum of acquisition and other underwriting costs and general and administrative expense less ceding commission income and service and fee income less non-cash amortization of intangible assets and non-cash impairment of goodwill. The ratio is used as an indicator of the Company's efficiency in acquiring and servicing its business. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.
(14) Combined ratio before amortization and impairment is a non-GAAP measure defined by the Company, that is commonly used in the insurance industry. The Company calculates the ratio by adding the loss and loss adjustment expense ratio and the operating expense ratio before amortization and impairment (non-GAAP) together. The ratio is used as an indicator of the Company's underwriting discipline, efficiency in acquiring and servicing its business, and overall underwriting profit. A combined ratio under 100% generally indicates an underwriting profit, while over 100% an underwriting loss. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.
(15) Annualized operating return on average equity is the ratio of annualized operating earnings less preferred dividends to average shareholders' equity for the periods presented. Annualized operating earnings is (a) the sum of operating earnings less preferred dividends for the periods presented and (b) for partial years in the period presented, dividing by the number of quarters in that partial year and multiplying by four to annualize the operating earnings. Average shareholders' equity is (a) the sum of the shareholders' equity excluding preferred stock at the beginning and end of each quarter for the period presented divided by (b) the number of quarters in the period presented times two. In the opinion of the Company's management this ratio is an important indicator of how well management creates value for its shareholders through its operating activities and capital management. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.

Investor Contact

Investor Relations Department
Phone: 212-380-9462
Email: Investors@ngic.com